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                                                                Exhibit 10.34


           AMENDMENT NO. 1 TO DISTRIBUTION AND SERVICES AGREEMENT

     This Amendment No. 1 to Distribution and Services Agreement is entered into as of this 17th day of May, 1996 by and between Biogen, Inc., with principal offices located at 14 Cambridge Center, Cambridge, MA 02142 ("Biogen"), and Nova Factor, Inc., with principal offices located at 1620 Century Center Parkway, Suite 109, Memphis, TN 38134 ("Nova Factor"). Except as otherwise set forth herein, the capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Distribution and Services Agreement between the parties dated as of November 1, 1995 (the "Distribution Agreement").

WHEREAS, Biogen has appointed Nova Factor as a preferred distributor of Biogen's AVONEX-TM- (Interferon beta - 1a);

WHEREAS, under the terms of the Distribution Agreement, Nova Factor has agreed to provide reimbursement assistance and other customer services to end-users of the Product and to provide data reporting and other services to Biogen;

WHEREAS, as additional services under the Distribution Agreement, Biogen desires Nova Factor (i) to supply replacement Product, as authorized by Biogen, to all end-users and physicians, whether or not customers of Nova Factor and (ii) to supply Product to participants in Biogen's AVONEX-TM-Access Program-TM-, and Nova Factor is willing to provide such additional services to Biogen on the terms and conditions set forth in this Amendment;

WHEREAS, to reflect the additional services to be provided by Nova Factor, the parties desire to amend the Distribution Agreement as set forth herein;

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

1. Section 9 of the Distribution Agreement shall be amended to be and read in its entirety as follows:

     "9.   REPLACEMENTS, RETURNS AND AVONEX-TM- ACCESS PROGRAM-TM

     9.1 In the event Nova Factor returns or requests to return a Product, Nova Factor shall promptly notify Biogen and Biogen shall, upon return of Product, unless the customer requests replacement Product, give Nova Factor a credit in the amount of the purchase price paid by Nova Factor for the returned Product, provided that the Product is returnable and returned under Biogen's then current Return Goods Policy, a copy of which Biogen shall furnish to Nova Factor, and provided that the reason for the return of the Product does not arise from (i) the negligence or intentional


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           misconduct of Nova Factor or any of its agents or employees, (ii)
           failure of Nova Factor to follow applicable SOPs or to otherwise comply with the terms of this Agreement or (iii) misdelivery or loss of Product by a carrier used by Nova Factor. For any return of Product authorized by Biogen, Nova Factor shall send the Product, or shall instruct customers to send the Product, to Biogen or Biogen's designated disposal company as specified and in the manner described in the then current Return Goods Policy.

     9.2 Nova Factor shall refer any Nova Factor customer who requests replacement Product to one of Biogen's customer support specialists for authorization. Biogen's customer support specialist shall authorize the supply of replacement Product at no charge to a Nova Factor customer under appropriate circumstances as determined by Biogen. Biogen shall not authorize the supply of replacement Product to a Nova Factor customer at no charge if the need for replacement product arises from (i) the negligence or intentional misconduct of Nova Factor or any of its agents or employees, (ii) failure of Nova Factor to follow applicable SOPs or to otherwise comply with the terms of this Agreement or (iii) misdelivery or loss of Product by a carrier used by Nova Factor. If Biogen determines not to supply replacement Product to a Nova Factor customer at no charge, Nova Factor may purchase replacement product at the prices and on the terms set forth in Section 8.

     9.3 Biogen may change its Return Goods Policy in its sole discretion, provided that if any change results in a material increase in the costs incurred by Nova Factor in performing its obligations under this Agreement, *.

     9.4 In addition to the other services to be provided by Nova Factor under this Agreement, Nova Factor shall act as a supplier of replacement Product and replacement diluent for Biogen. Upon receipt of each authorization from a Biogen customer support specialist to send replacement Product or diluent to an end-user of Product or to a physician who has purchased Product, Nova Factor shall supply replacement Product or diluent from its inventory to the end-user at the end-user's home, other residence, office or similar location, as designated by the end-user, or to the physician at the physician's office, whether or not such person is a customer of Nova Factor. Authorization from Biogen's customer support specialist for Nova Factor to supply replacement Product or diluent shall be in the form of the transfer of the telephone call from the end-user or physician on Biogen's customer support line to Nova Factor followed by same-day written confirmation from the Biogen customer support specialist that replacement Product or diluent may be sent, such written confirmation to specify the quantity of replacement Product to be sent and to be in a form mutually agreeable to the parties. Nova Factor shall supply replacement Product in one or more single dose packs or in the full package of four dose packs, as authorized by Biogen's customer support specialist. In no event shall Nova Factor open or alter the packaging of single dose packs of Product. Nova factor shall package and ship replacement Product and diluent in accordance with Section 4.2 for delivery within

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

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           twenty-four (24) hours of receipt of authorization from Biogen, provided that Nova Factor has received a copy of the applicable prescription form. Nova Factor shall use reasonable efforts to obtain the prescription form for a patient, as necessary, within twenty-four (24) hours of receipt of authorization from Biogen to ship replacement Product to such patient. Nova Factor shall notify the appropriate Biogen customer support specialist in the event Nova Factor has not received the prescription form for a patient within forty-eight (48) hours of receipt of authorization from Biogen. Vials of replacement diluent used by Nova Factor in fulfilling its obligation under this Section shall be purchased and properly stored by Nova Factor, at Nova Factor's cost. Nova Factor shall use diluent which has been manufactured by Abbott Laboratories Inc. and which conforms to the specifications for the diluent used in the Product administration packages. Notwithstanding anything herein to the contrary, shipments made by Nova Factor under this Section 9.4 *.

     9.5 (a) In addition to the other services to be provided by Nova Factor under this Agreement, Nova Factor shall act as a supplier of Product to participants in Biogen's AVONEX-TM- Access Program-TM- (the "Program"). Biogen shall have sole responsibility for enrolling participants in the Program. Upon enrollment by Biogen of a participant in the Program (each a "Program Participant"), one of Biogen's customer support specialists or a representative of Biogen's third party reimbursement support services vendor shall notify Nova Factor in writing of the name, address and telephone number of the Program Participant and shall send a copy of the applicable prescription form for the Program Participant. Within twenty-four (24) hours of receipt of notice under the preceding sentence, Nova Factor shall contact the Program Participant to obtain an order for Product.

           (b) Nova Factor shall supply Product to Program Participants from Nova Factor's inventory and shall deliver Product to the office of the Program Participant's physician with forty-eight (48) hours of receipt of each order. If the Program Participant requests delivery of Product to a location other than his or her physician's office, or if the physician refuses to accept delivery of the Product, Nova Factor shall notify Biogen, and Biogen will work with the Program Participant to determine an alternate shipping destination. Upon determination of an alternate shipping location. Biogen shall notify Nova Factor in writing of the address to which Product is to be shipped for the Program Participant, and Nova Factor shall then ship the Product in accordance with this Section. *. Nova Factor shall package and ship Product to Program Participants in accordance with Section 4.2.

           (c) As a condition to participation in the Program, Program
           Participants will agree to pay a shipment fee of $*     for each
           shipment of Product after the initial shipment (the "Program Fee"). Nova Factor shall bill each Program Participant for the Program Fee, and shall send a follow-up reminder letter following the third

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.



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           shipment of Product if the Program Participant has not paid the
           Program Fee. Nova Factor shall apply the Program Fees collected for any month against the amount of the Shipment Fees owed by Biogen for such month under Section 9.7. Nova Factor shall not bill Program Participants for Product other than in the amount of the Program Fees. Except to the extent expressly set forth in this paragraph, Nova Factor shall not be responsible for collecting Program Fees from Program Participants.

           (d) Nova Factor shall treat each Program Participant as a Nova Factor customer under this Agreement, except that shipments to Program Participants shall be identified separately in the Database and in reports provided to Biogen under Section 8.1. Notwithstanding anything herein to the contrary, shipments made by Nova Factor to Program Participants under this Agreement *.

           (e) During each follow-up telephone call to a Program Participant under Section 6.2, Nova Factor shall confirm that the Program Participant's insurance status or financial condition has not changed. If the Program Participant's insurance status or financial condition has changed, Nova Factor shall immediately notify Biogen or Biogen's third party reimbursement support services vendor. Nova Factor shall have no obligation to verify information received from a Program Participant as to insurance status. Nova Factor shall not ship Product to a Program Participant under this Section after Nova Factor receives written notice from Biogen or Biogen's third party reimbursement support services vendor that the Program Participant is no longer eligible to participate in the Program.

     9.6 At the end of each month, Nova Factor shall furnish to Biogen a report (the "Supply Report") specifying (A) for each shipment of replacement Product or diluent (i) *. Within thirty (30) days of receipt of the Supply Report for any month, Biogen shall issue to Nova Factor a credit memo in an amount equal to the quantity of Product shipped during the month from Nova Factor's inventory under the terms of Section 9.4 and 9.5 of this Agreement (with

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

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           individual one dose packs treated as one-quarter of a Product)
           multiplied by the applicable Credit Price for the month (as defined below). Notwithstanding the foregoing, Biogen shall only issue credit memos in multiples of the full four does administration pack. Any fraction of a full four does pack for which credit is due shall be added to the credit memo for the next period. *. Nova Factor may apply credits given under this Section 9 against subsequent purchases of Product under this Agreement. Credits may not be assigned or transferred by Nova Factor to a third party, and no cash payments shall be made on account of any credit. Nova Factor shall not unilaterally apply any credit against or make any deductions from payment due to Biogen without the prior written approval of Biogen. Nova Factor shall apply credits on a first-in, first-out basis.

     9.7 In consideration of the services rendered by Nova Factor to Biogen under this Section 9, Biogen shall pay to Nova Factor a fee of $* for each shipment of replacement Product or diluent by
           Nova Factor in accordance with Section 9.4 and for each shipment of Product to a Program Participant shipped by Nova Factor in accordance with Section 9.5 (the "Shipment Fee"), provided that
           the Shipment Fee shall be reduced to $*    for each shipment
           commencing with the first quarter in which * . Notwithstanding anything herein to the contrary, shipment of multiple one dose packs or multiple packages of four dose packs or vials of diluent to a single patient shall be deemed one shipment for purposes of this Section 9.7. Nova Factor shall invoice Biogen at the end of each month for amounts due hereunder with respect to Product shown in the Supply Report for such month. The amount due for any month as shown on the applicable invoice shall be the Shipment Fees due for such month less the Program Fees collected by Nova Factor during such month. All amounts due hereunder shall be payable by check to Nova Factor in United States funds. Payment by Biogen shall be due within thirty (30) days from the date of the invoice.

     9.8 Except as otherwise expressly set forth herein, Nova Factor shall be responsible for all costs and expenses associated with fulfilling its obligations under this Section 9.

     9.9 Nova Factor shall cooperate with Biogen in investigating the need for any replacement Product or the reason for return of a Product by a Nova Factor customer.

2. Except as otherwise expressly set forth herein, all of the terms and conditions of the Distribution Agreement shall remain in full force and effect.



* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.



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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                       BIOGEN, INC.

                                       By:    /s/ Kenneth M. Bate
                                          ------------------------------------
                                          Kenneth M. Bate
                                          Vice President - Marketing and Sales



                                       NOVA FACTOR, INC.

                                       By:   /s/ Randy Grow
                                          ------------------------------------

                                       Title:  President
                                             ---------------------------------


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